NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Manager Corporate Communications
lkohler@willislease.com
415.328.4798

Willis Lease Finance Corporation Strikes Deal with Pratt & Whitney for up to 15 New Engine Purchases in 2024

COCONUT CREEK, FL, June 25, 2024 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and global provider of aviation services, is pleased to announce that it has finalized a deal with Pratt & Whitney, a division of RTX Corporation (NYSE: RTX), for the purchase and leaseback of up to fifteen Pratt & Whitney PW1100G-JM GTF aircraft engines, with all purchases expected to occur by December 31, 2024. Pratt & Whitney’s GTF engine offers up to 17% lower fuel consumption, is certified for operation on 50% Sustainable Aviation Fuel (“SAF”) and has been successfully tested on 100% SAF. The transaction is valued at $363.9 million, according to Pratt & Whitney’s list prices for the year 2024.

“We are pleased to be supporting P&W and their customers with another innovative transaction,” said CEO Austin C. Willis. WLFC completed a purchase and leaseback transaction of 25 GTF engines with Pratt & Whitney in early 2021. “By providing efficient capital, while integrating our strategically aligned aftermarket service offerings, we continue to grow our portfolio, investing in more environmentally friendly engines,” shared Mr. Willis. “This effort supports our commitment to decarbonizing commercial aviation in line with our SAF initiative and we look forward to discussing this as well as our performance in our second quarter earnings call in early August.”

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in WLFC’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

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